Exhibit 99.1

Vestin Realty Mortgage II, Inc. Reports Third Quarter and
Nine Month Results for Fiscal Year 2006

LAS VEGAS - June 7, 2006 - Vestin Realty Mortgage II, Inc. (Nasdaq: VRTB) a real estate investment trust (REIT) today announced results of operations in a 10-K filing for the third quarter and nine months ended March 31, 2006. Vestin Realty Mortgage II, Inc. (“the Company”) was organized in January 2006 as a Maryland corporation for the sole purpose of effecting a merger with Vestin Fund II, LLC. On March 31, 2006, Vestin Fund II, LLC (“Fund II”) merged into Vestin Realty Mortgage II, Inc. and the members of Fund II received one share of Vestin Realty Mortgage II, Inc.’s common stock for each membership unit they owned in Fund II. The Company commenced trading on May 1, 2006 on the Nasdaq National Market as VRTB. The following information relates to Vestin Realty Mortgage II, Inc. as the successor to Fund II.

For the quarter ended March 31, 2006, revenues increased 28.8% to $7.6 million from the $5.9 million recorded for the quarter ended March 31, 2005. Net loss for the quarter ended March 31, 2006 was $(1.7) million or $(0.06) per weighted average membership unit, compared to a loss of $(2.9) million or $(0.09) per weighted average membership unit, for the same period in 2005. The loss for the third quarter 2006 was attributable to a non-cash loan loss provision of $5.5 million related to the Rightstar, Inc. loan, which is currently the subject of legal action whereby Vestin Realty Mortgage II, Inc. along with Vestin Realty Mortgage I, Inc. is attempting to foreclose on the collateral. The loss for the third quarter of 2005 was attributable to the write down of real estate held for sale.

Revenues for the nine months ended March 31, 2006 were $23.2 million, compared to $22.9 million reported for the same period in 2005. Net income for the nine months ended March 31, 2006 was $8.8 million or $0.28 per weighted average membership unit, compared to $9.0 million or $0.25 per weighted average membership unit for the nine months ended March 31, 2005.

In commenting on the third quarter and nine months ended March 31, 2006, Mike Shustek, CEO stated, “The loss for the third quarter of fiscal 2006 related entirely to an additional non-cash loan loss provision of $5.5 million, or $0.19 per share, that we recorded related to the Rightstar loan. The Company owns a $17.3 million principal portion of an aggregate total $32.3 million first mortgage, secured by 4 cemeteries and 8 mortuaries owned by Rightstar International in Hawaii. The Company’s net book value of the Rightstar loan, net of loan loss provisions, is $7.1 million. Rightstar is currently being operated by a court appointed receiver and we have filed litigation against the State of Hawaii to allow the foreclosure to be completed. We do not anticipate any further losses related to the Rightstar loan. Also, in anticipation of the merger into Vestin Realty Mortgage II, Inc., Fund II paid in March 2006 the distribution that would have normally been paid in April 2006. This resulted in four cash distributions being paid in the quarter ended March 31, 2006, which had a downward effect of approximately $0.06 per unit on our equity. Member’s (now shareholders) equity at March 31, 2006 was $277.6 million or $9.30 per share. Going forward, Vestin Realty Mortgage II, Inc. intends to declare dividends on a quarterly basis, about 30 days following the end of each calendar quarter.

Mr. Shustek added, “The Rightstar loan is our only loan in default. We were pleased to resolve the Mid-State Raceway (Vernon Downs) foreclosure without any loss to the Company on May 1, 2006. We also anticipate making substantial headway during the next two quarters in disposing of our real estate held for sale. All three of our apartment properties have reached occupancy in excess of 90% and have generated good buyer interest”.

About Vestin Realty Mortgage II, Inc.

Vestin Realty Mortgage II, Inc. is a real estate investment trust (“REIT”) that invests in short term secured loans to commercial borrowers. As of March 31, 2006, the fund had assets of over $300 million. Vestin Realty Mortgage II, Inc. is managed by Vestin Mortgage, Inc., which is a subsidiary of Vestin Group, Inc., a well-known asset management, real estate lending and financial service company. Since 1995, Vestin Mortgage Inc.’s mortgage activities have facilitated more than $1.8 billion in lending transactions.

Forward-Looking Statements

Certain information discussed in this press release may constitute forward-looking statements within the Private Securities Litigation Reform Act of 1995 and the federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved. Readers are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements are inherently subject to unpredictable and unanticipated risks, trends and uncertainties, such as the Company’s inability to accurately forecast its operating results; the Company’s potential inability to achieve profitability or generate positive cash flow; the availability of financing; and others risks associated with the Company’s business. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

VESTIN REALTY MORTGAGE II, INC. FINANCIAL RESULTS

VESTIN REALTY MORTGAGE II, INC.
(SUCCESSOR TO VESTIN FUND II, LLC)

BALANCE SHEETS

ASSETS

	March 31, 2006	June 30, 2005

Cash	$17,820,000	$10,566,000
Certificates of deposit	700,000	1,000,000
Investment in marketable securities	--	15,701,000
Interest and other receivables	3,434,000	3,234,000
Due from Fund I	--	1,560,000
Note receivable, net of allowance of $2,096,000 at March 31, 2006 and $2,247,000 at June 30, 2005	810,000	328,000
Real estate held for sale	38,426,000	51,222,000
Real estate held for sale - seller financed	22,887,000	12,631,000
Investment in real estate loans, net of allowance for loan losses of $10,734,000 at March 31, 2006 and $5,234,000 at June 30, 2005	212,928,000	217,553,000
Assets under secured borrowings	11,611,000	25,655,000
Other Assets	63,000	20,000

Total assets	$308,679,000	$339,470,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Accounts payable and accrued liabilities	$631,000	$1,148,000
Due to Fund Manager	250,000	214,000
Due to Vestin Group	--	1,000
Notes Payable	17,200,000	--
Secured borrowings	11,611,000	25,655,000
Deposit liability	1,365,000	1,372,000
Total liabilities	31,057,000	28,390,000

Stockholders' equity -
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued	--	--
Common stock, $0.0001 par value; 100,000,000 shares authorized; 29,838,442 shares issued at March 31, 2006	3,000	--
Capital in excess of par	277,619,000	--
Members’ equity - Authorized 50,000,000 units at $10 per unit, 32,810,551 member units issued and outstanding at June 30, 2005	--	311,080,000
Total equity	277,622,000	311,080,000

Total liabilities and stockholders' equity	$308,679,000	$339,470,000

VESTIN REALTY MORTGAGE II, INC.
(SUCCESSOR TO VESTIN FUND II, LLC)

STATEMENTS OF OPERATIONS

	FOR THE NINE MONTH TRANSITION PERIOD ENDED	FOR THE NINE MONTHS ENDED	FOR THE YEAR ENDED
	March 31, 2006	March 31, 2005	June 30, 2005	June 30, 2004
		(UNAUDITED)
Revenues
Interest income from investment in real estate loans	$17,135,000	$19,660,000	$25,301,000	$38,825,000
Adjustment to allowance for loan losses	--	159,000	41,000	--
Gain on sale of real estate held for sale	1,186,000	759,000	759,000	--
Revenue related to the sale of real estate	--	--	--	2,333,000
Gain on sale marketable securities	224,000	--	--	--
Income related to real estate held for sale	3,722,000	--	--	--
Other income	979,000	2,297,000	2,616,000	2,311,000
Total revenues	23,246,000	22,875,000	28,717,000	43,469,000

Operating expenses
Management fees - related party	820,000	787,000	1,060,000	1,025,000
Provision for loan losses	5,500,000	167,000	2,775,000	2,605,000
Interest expense	1,282,000	3,011,000	3,526,000	5,681,000
Loss on sale of real estate held for sale	--	829,000	829,000	-
Write down on real estate held for sale	--	6,257,000	7,486,000	10,000
Expenses related to real estate held for sale	5,978,000	2,291,000	2,784,000	1,559,000
Professional fees	309,000	245,000	996,000	626,000
Professional fees - related parties	195,000	163,000	206,000	50,000
Other	328,000	121,000	167,000	182,000
Total operating expenses	14,412,000	13,871,000	19,829,000	11,738,000

NET INCOME	$8,834,000	$9,004,000	$8,888,000	$31,731,000

Net income allocated to members	$8,834,000	$9,004,000	$8,888,000	$31,731,000

Net income allocated to members per weighted average membership units	$0.28	$0.25	$0.26	$0.86

Weighted average membership units	31,914,713	35,417,916	34,760,003	36,714,812

CONTACT:   Strategic Growth International Inc.
        Richard E. Cooper 212-838-1444
Rcooper@sgi-ir.com

Or

Vestin Realty Mortgage II, Inc.
John Alderfer 702-227-0965

Source: Vestin Realty Mortgage II, Inc.